Exhibit 99.1
September 21, 2023

Live Ventures Acquires Naturally Aged Flooring, Harris, Kraus, and Heritage Mill Wood Flooring Brands from Q.E.P.
Adds four major flooring brands to its subsidiary Marquis Industries, doubles salesforce
LAS VEGAS, Sept. 21, 2023 (GLOBE NEWSWIRE) -- Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company (“Live Ventures” or “Company”), announced today that its subsidiary Marquis Industries, Inc. (“Marquis Industries”) has acquired the Harris Flooring Group® brands from Q.E.P. Co., Inc. (OTCQX: QEPC) (“QEP”), a designer, manufacturer, and distributor of a broad range of best-in-class flooring and installation solutions for commercial and home improvement projects. The Harris Flooring Group comprises four major flooring brands: Harris®, Kraus®, Naturally Aged Flooring™, and Heritage Mill Wood Flooring™. On September 20, 2023, Marquis Industries acquired the Harris Flooring Group brands, inventory, and book of business and intends to retain substantially all Harris Flooring Group employees and sales representatives. The transaction, valued at approximately $10 million, is set to double Marquis Industries' salesforce and is expected to significantly impact Marquis Industries and its operations while contributing substantial revenues.

“As part of the growth strategy for our flooring manufacturing segment, we are excited to announce the acquisition of the Harris Flooring Group by our subsidiary, Marquis Industries,” said Jon Isaac, President and Chief Executive Officer of Live Ventures. “We believe the acquisition will be very synergistic and add significant revenues to Marquis Industries.”

“The Harris Flooring Group is a perfect fit with our existing flooring manufacturing operations, and we are thrilled to add the high-quality Harris, Kraus, Naturally Aged Flooring, and Heritage Mill Wood Flooring brands to our line of national flooring brands. The Harris Flooring Group has established itself as a flooring industry leader, earning the trust of its customers for decades,” stated Weston A. Godfrey, Jr., Co-Chief Executive Officer of Marquis Industries. Chet Graham, Co-Chief Executive Officer of Marquis added, “This acquisition not only brings us four major brands but also approximately doubles our current salesforce. We welcome all new employees to the Marquis Industries family.”

“We are pleased to transition the Harris Flooring Group brands to Marquis Industries,” commented Leonard Gould, President and Chief Executive Officer, The Americas, of Q.E.P. Co., Inc. “The Harris Flooring Group has passionately crafted beautiful flooring products for years while delivering excellent service. With this transaction, we believe that Marquis Industries will continue to uphold and elevate our legacy of high-quality flooring brands, serving as steadfast stewards of our commitment to our brands, products, and customers.”

QEP’s Harris Flooring Group, based in Johnson City, TN, with over 125 years of flooring experience, provides high-quality flooring brands with an innovative and stylish selection of engineered hardwood, luxury vinyl tile, laminate, and carpet tile flooring for residential and commercial customers. The Harris Flooring Group is committed to providing beautiful flooring solutions with the highest level of service.

For more information on QEP and its Harris Flooring Group, please seewww.qep.com, www.qepcorporate.com, and www.harrisflooring.com.

Live Ventures Incorporated
Live Ventures is a diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, Chief Executive Officer and strategic investor, joined the Board of Directors and later refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, and entertainment industries. For more information on Live Ventures please visit, www.liveventures.com.

Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. In accordance with such safe harbor provisions, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results, including statements relating to expected synergies, additional revenues, and salesforce growth. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate, and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Greg Powell, Director of Investor Relations 725.500.5597
gpowell@liveventures.com

www.liveventures.com

Source: Live Ventures Incorporated

Source: Live Ventures Incorporated